UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2020
PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	"PMBC"	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2020, Pacific Mercantile Bancorp (the “Company”) and its wholly-owned subsidiary, Pacific Mercantile Bank (the “Bank”), entered into indemnification agreements (each, an “Indemnification Agreement”) with each of its respective directors and certain of its officers and other key personnel, including the Company’s named executive officers (each, an “Indemnitee”). The Indemnification Agreements supersede any prior indemnification agreements in effect between each Indemnitee and the Company and/or the Bank. The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as agents of the Company and/or the Bank and the advancement of expenses under certain circumstances. The Indemnification Agreements also require the Company and the Bank to use their reasonable best efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Company’s Indemnification Agreement and the Bank’s Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on May 20, 2020 (the “2020 Annual Meeting”). At the 2020 Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the 2020 Annual Meeting. On the record date for the 2020 Annual Meeting, there were 22,152,868 shares of the Company’s common stock entitled to vote on each of Proposals 1-3. In addition, on the record date for the 2020 Annual Meeting, there were 1,467,155 shares of non-voting common stock.
Voting Results
Proposal 1 — Election of Directors
The following individuals were elected to serve as the Company's directors until the 2021 annual meeting of shareholders and until their successors are elected and qualified. There were no nominees other than those listed below. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
James F. Deutsch	16,911,013	853,325	3,252,428
Brad R. Dinsmore	17,082,871	681,467	3,252,428
Manish Dutta	17,082,845	681,493	3,252,428
Shannon F. Eusey	17,081,595	682,743	3,252,428
Michael P. Hoopis	15,323,271	2,441,067	3,252,428
Denis P. Kalscheur	15,323,271	2,441,067	3,252,428
Michele S. Miyakawa	17,052,551	711,787	3,252,428
David J. Munio	17,082,331	682,007	3,252,428
Stephen P. Yost	17,082,305	682,033	3,252,428
Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants
The shareholders voted to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of voting were as follows:

Votes For	Votes Against	Abstain	Non-Votes
20,972,221	2,561	41,984	—
Proposal 3 — Advisory Vote on the Compensation of Our Named Executive Officers
The shareholders voted to approve, by a non-binding advisory vote, the compensation of our named executive officers. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,026,628	5,117,167	620,543	3,252,428

Item 7.01	Regulation FD Disclosure.
On May 21, 2020, the Company issued a press release announcing that Denis Kalscheur, a member of the Board of Directors since 2015, was appointed to serve as Chairman of the Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report.
In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement by and between Pacific Mercantile Bancorp and its directors and executive officers.
10.2	Form of Indemnification Agreement by and between Pacific Mercantile Bank and its directors and executive officers.
99.1	Press Release issued May 21, 2020, announcing Pacific Mercantile Bancorp Appoints Denis P. Kalscheur as Chairman of the Board of Directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 21, 2020	By:	/s/ Brad R. Dinsmore
Brad R. Dinsmore, President and Chief Executive Officer